UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

BWX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34658	80-0558025
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Main Street, 4th Floor Lynchburg, Virginia		24504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (980) 365-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders (the “Annual Meeting”) on April 29, 2016. A brief description of and the final vote result for each matter voted on at the Annual Meeting are set forth below. Each matter is described in more detail in our Proxy Statement filed with the U.S. Securities and Exchange Commission on March 18, 2016.

Proposal 1: Election of three Class III directors to serve a three-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John A. Fees	91,076,502	2,157,799	6,113,778
Richard W. Mies	91,049,137	2,185,164	6,113,778
Robb A. LeMasters	92,532,733	701,568	6,113,778

Proposal 2: Advisory vote to approve the 2015 compensation of our named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,186,567	11,499,620	548,114	6,113,778

Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016:

Votes For	Votes Against	Abstentions
98,850,552	445,487	52,040

There were no broker non-votes for Proposal 3.

Proposal 4: Re-approval of the material terms of our Executive Incentive Compensation Plan for Section 162(m) purposes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,181,653	1,576,817	475,831	6,113,778

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

	By:	/s/ Jason S. Kerr
Jason S. Kerr
Vice President and Chief Accounting Officer

Date: May 3, 2016